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                                                                   Exhibit 99.1

NEWS RELEASE                                          [Logo of SPX Corporation]

Contact:  Charles A. Bowman
          704-752-4400
          E-mail:  investor@spx.com



                   SPX BOARD APPROVES TWO-FOR-ONE STOCK SPLIT

     CHARLOTTE, NC - August 28, 2002 - SPX Corporation (NYSE:SPW) today announced that its Board of Directors has approved a two-for-one stock split of the company's common stock. The stock split will be effected in the form of a stock dividend and will entitle each stockholder of record at the close of business on October 1, 2002, to receive one share for every outstanding share of common stock held on the record date. The stock dividend will be distributed on October 24, 2002. SPX Corporation common stock will begin trading on a split-adjusted basis on October 25, 2002.

     SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

     Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to the company's public filings for discussion of certain important factors that relate to forward-looking statements contained in this press release. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

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